Exhibit 10.3.4             Option Agreement

Celebrated between:

RUY BARBOSA DE MENDON A, Brazilian, divorced, businessman, holder of ID card no. RG 0700160 SSP-DF, registered at CPF under no. 020.659.201-44, with address at Rua Bruno Juarez Correia 18a, no 680, Bairro Bella Vista, Itaituba - PA, CEP 68180-000, hereinafter referred to as 1st LICENSEE; IVAM SOUSA BARBOSA, Brazilian, single, businessman, holder of ID card no. RG 1547954 SSP/GO, registered at CPF under no. 371.158.471-34, with address at Garimpo Cripuzirao, in the municipality of Itaituba - PA, hereinafter referred to as 2nd LICENSEE; PAULO RODRIGUES PENHA, Brazilian, married, businessman, holder of ID card no. RG 2869992/SSP/PA, registered at CPF under no. 288.831.102-00, with address in the city of Belem, PA, hereinafter referred to as 3rd LICENSEE; RUTH DE LIMA FERNANDES, Brazilian, single, businesswoman, holder of ID card no. 401576/M.Aer., registered at CPF under no. 032.398.022-87, with address in the city of Belem, PA, hereinafter referred to 4th LICENSEE; all hereby represented by Ruy Barbosa de Mendon a, already qualified above; and CIDINES DA SILVA BATISTA, Brazilian, single, holder of ID card no. 33943-2 SSP-PA, registered at CPF under no. 628.603.302-59, with address at Rua Bruno Juarez Correia, 18a, no. 680, Bairro Bella Vista, in Itaituba, PA, hereinafter referred to as 5th LICENSEE; and when jointly, hereinafter referred to jointly as LICENSEES;

AURORA GOLD MINERACAO LTDA, a company registered at CNPJ under no. 07.763.340/0001-50, with office in Av. das Americas, no. 700, bloco 8, lj. 215-A, parte, CEP 22640-100, Barra da Tijuca, Rio de Janeiro, RJ, hereby represented by its attorney, Luis Mauricio Ferraiuoli de Azevedo, Brazilian, single, lawyer, registered with the Brazilian Bar Association under no. 80412 and registered at CPF/MF under no. 753.468.697-00, hereinafter referred to as AURORA;

WHEREAS:

A. The LICENSEES are title holders to certain mineral rights in areas located in the location named Garimpo Ouro Mil, in the Municipality of Itaituba, State of Para, made up of Applications for Mining Permission specified as follows:

BLOCK 1 according to annex A1 of this present instrument which covers:
DNPM no. 851.670/92 - Request for Mining Permission of Ivam Sousa Barbosa; DNPM no. 851.671/92 - Request for Mining Permission of Ivam Sousa Barbosa; DNPM no. 851.672/92 - Request for Mining Permission of Ivam Sousa Barbosa; DNPM no. 851.673/92 - Request for Mining Permission of Ivam Sousa Barbosa; DNPM no. 851.674/92 - Request for Mining Permission of Ivam Sousa Barbosa;

BLOCK 2 according to annex A2 of this present instrument which covers:
DNPM no. 851.252/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.253/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.254/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.255/95 - Request for Mining Permission of Paulo Rodrigues Penha;


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DNPM no. 851.256/95 - Request for Mining Permission of Paulo Rodrigues Penha;
DNPM no. 851.257/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.258/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.259/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.260/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.261/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.262/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.263/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.264/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.265/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.273/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.274/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.275/95 - Request for Mining Permission of Paulo Rodrigues Penha; DNPM no. 851.276/95 - Request for Mining Permission of Paulo Rodrigues Penha;

BLOCK 3 according to annex A3 of this present instrument which covers:
DNPM no. 851.867/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.869/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.870/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.871/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.872/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.873/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.874/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.875/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.876/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.878/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.879/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.880/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.881/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.882/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.883/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.884/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.885/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.887/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.890/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.891/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.892/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.905/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.906/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.907/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.908/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.910/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.911/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.912/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.913/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.914/95 - Request for Mining Permission of Ruth Lima Fernandes;


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DNPM no. 851.915/95 - Request for Mining Permission of Ruth Lima Fernandes;
DNPM no. 851.916/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.917/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.918/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.919/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.920/95 - Request for Mining Permission of Ruth Lima Fernandes; DNPM no. 851.921/95 - Request for Mining Permission of Ruth Lima Fernandes;

BLOCK 4 according to annex A4 of this present instrument which covers:
DNPM no. 850.011/06 - Application for Survey Authorization of Cidines da Silva Batista;

B. The 1st LICENSEE possesses the ground areas of "Garimpo Ouro Mil" and has been exploring in a rudimentary and continuous manner the areas of "Garimpo Ouro Mil", but due to the scarcity of gold that can be mined and the apparent potential of primary resources, looked for an interested company with technology and resources to survey, explore and make economic use of the gold mineral reserves which may eventually exist therein.

C. The LICENSEES signed and celebrated a Memorandum of Understanding on 18OCT2005, hereinafter referred to as "MOU", whereby the LICENSEES allowed Supply Consult, a company with its Head Office in Germany at Karolinen Platz 5a, 80333, Muenchen, hereinafter referred to as "Supply", the rights to survey and acquire the mineral rights of "Garimpo Ouro Mil", against payments, calculated and due under the terms and conditions indicated and declared therein;

D. AURORA received from Supply the information regarding the potential primary gold in "Garimpo Ouro Mil" and believes possible the existence of primary minerals and, therefore, became interested in acquiring the pertinent mineral rights;

E. Supply identified that the mineral rights indicated in "C" above were not located covering "Garimpo Ouro Mil", and identified that these were recovered mineral rights referred to in "A" above,

F. Supply then indicated to AURORA to receive the mineral rights which have been conferred upon Supply by the LICENSEES in the MOU, and the LICENSEES shall then substitute the pertinent mineral rights and jointly resolved to transfer them to AURORA, which the latter agrees to;

Therefore, AURORA and LICENSEES agree to execute a definitive agreement, whereby the amounts, deadlines and other clauses and conditions shall be established, and which shall hereon be in force, between the parties hereby present, and in this regard, the parties, AURORA and LICENSEES, agree to the following:

I.     ASSESSMENT OF GARIMPO OURO MIL

1. The LICENSEES, hereby and in the best form of the law, permit AURORA to execute in "Garimpo Ouro Mil", for a period of 41 (forty-one) months as from the date of this agreement, assessment work and geological survey which it deems necessary to ascertain the existence of


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primary deposits, which may be economically explored and, consequently, its interest in definitively acquiring or not the respective mineral rights and the properties in question; (the "Assessment").

2. It shall be up to AURORA to determine the nature, scope and extension of the survey works, and thus, all costs and expenses incurred therein are of its exclusive responsibility.

3. For the purposes of assuring a good execution of the assessment, the
LICENSEES:
a) Grant to AURORA the right to occupy any of the surface areas of "Garimpo Ouro Mil", which possession they declare to have, free of claims from third parties, and AURORA is assured that in case it cannot exercise its rights due to eventual problems with surface occupants, it is hereby authorized by the LICENSEES to take legal action in this regard, and eventual expenses or compensations paid to them shall be deducted from the payments stipulated herein;
b) Authorize AURORA to use the landing strip for airplanes and, if needed, to alter its outline and access roads, facilities and other improvements therein existing, and in this regard the parties shall sign a term of responsibility and/or a "loan for use".
c) Shall prepare a survey of the persons involved in the mining works at "Garimpo Ouro Mil" and shall present to AURORA a complete report within 90 (ninety) days from AURORA's request, but AURORA is assured that in case it cannot exercise its rights due to eventual problems with miners, it is hereby authorized by the LICENSEES to take legal action in this regard, and eventual expenses or compensations paid to them shall be deducted from the payments stipulated herein.

4. The LICENSEES agree to transfer the Request for Survey Authorization to AURORA and the Requests for Mining Permission to VERA LUCIA LOPES FERRAZ, Brazilian, married, businesswoman, registered at CPF under no. 600.396.207, ID card no. RG 1816002 IFP/RJ, with address at Rua Barra do Mendes, no 245, casa 01, Rio de Janeiro, RJ, CEP 22753-040, under the terms of annexes B 1, 2 and 3 and the latter, in the condition of depository, shall be the titleholder until when these rights can be transferred to AURORA, according to clause 10, item b below, with the mineral rights to be kept in order and good condition, until they can be assigned to AURORA or eventually returned to the LICENSEES, all this in the manner hereunder stipulated. In consideration of the authorization which is hereby granted in order to proceed with the assessment of "Garimpo Ouro Mil", and by way of price, AURORA shall pay the LICENSEES for the assignment of the mineral rights according to letters A and B:

a) US$ 30,000.00 (thirty thousand dollars), upon signing this instrument;

b) US$ 70,000.00 (seventy thousand dollars), in 6 months after the signature of this instrument, provided AURORA confirms the mineral rights have priority and are in order and duly registered without any fault or pending issue which affect them negatively;

c) US$ 120,000.00 (one hundred and twenty thousand dollars) in 18 months after the signature of this instrument, and provided that the approval of the assignments has been published at this time for the totality of the mineral rights. In the absence of such facts, and within the referred period, the above-mentioned payment is to be suspended and shall be paid within 5 (five) days upon total compliance with such stipulations;


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d) US$ 180,000.00 (one hundred and eighty thousand dollars) in 30 months after the signature of this instrument, and provided that the transformation of the Requests for Mining Permission into survey licenses have been published for the totality of this kind of mineral rights referred to herein. In the absence of such facts, and within the referred period, the above-mentioned payment is to be suspended and shall be paid within 5 (five) days upon total compliance with such stipulations;

e) US$ 1,500,000.00 (one million five hundred thousand dollars) in 42 months after the signature of this instrument, or in twelve months from the payment stipulated in item d above, whichever occurs last.

4.1 In addition to the price herein established, AURORA shall pay to the LICENSEE a monthly participation in the mining results which might be obtained in any of the mining rights in the GARIMPO, in a value equivalent to 1.5% (one and half percent) of the monthly net results of the primary gold production, as defined below in item 4.1.2.

4.1.2 The participation in the mining results shall be paid by the 10th (tenth) business day of the month subsequent to the production month, and the payment shall be made through a bank deposit as stipulated by the LICENSEE.

4.1.3 For the purposes specified above, the net production result shall correspond to the value of the gross revenue AURORA obtains from the sale of the gold produced by AURORA and originating from the Garimpo, being deducted the values corresponding to (i) transportation cost from the mine to the refinery;
(ii) refining cost; (iii) any and all direct taxes of any nature incurring upon the sale of the gold; and (iv) "financial compensation" as provided for in Law 7790 of December 28, 1989.

4.1.4 AURORA is entitled to the right to redeem the payment obligation on the participation in the mining results upon payment of the equivalent in local currency to US$ 1,000,000.00 (one million US dollars).

4.1.4.1 The above right conferred to AURORA may be exercised at any time, by means of a notice addressed to the LICENSEE.

4.1.4.2 If AURORA exercises the right referred to in the above item, the payment referred to therein shall be made within 10 (ten) days, and the exchange rate used shall be that referred to in clause 4.2 below.

4.2 Amounts due, Conversion and Calculation: On the original due date of each of the portions, "4(a) to 4 (e)" , its amount shall be converted from US dollars to Reals according to the rate obtained by AURORA, when changing the currency 30 (thirty) days prior to the payment, or, in its absence, to the average of the current commercial buying and selling exchange rates obtained on the last business day immediately prior to the date of the referred payment, as informed in the newspaper "Gazeta Mercantil" or in its absence, in another major daily newspaper.

4.2.1 The payment of the amounts shall be made:


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4.2.1.1 Personally, or via deposit in bank account in Itaituba, specified as follows, or any other which the 1st LICENSEE may indicate to AURORA, with the amounts referred to in "4(a) to 4(e)" to be deposited in the 5th LICENSEE's account:

1     Cidines da Silva Batista; BANCO BRADESCO; no. 237, Branch 759-6; CC
20517-6;

4.2.1.2 The above bank account may only be changed by the 1st LICENSEE and up to the 5th business day immediately prior to the date of payment.

4.3 The above payments include indemnities and rentals payable to the surface occupants of the property in which AURORA conducts its survey; in case any surface occupant other than the LICENSEES is found in those areas, the LICENSEES, in view of the Block in question, shall obtain for AURORA access to survey and the right to mining, without onus; otherwise, AURORA may take legal action in this regard and deduct all and any expense which it may incur from the above referred payments.

4.4 The 1st LICENSEE, 2nd LICENSEE, 3rd LICENSEE and 4th LICENSEE recognize and declare that all any sum resulting from this present Agreement shall be owed solely and exclusively to the 5th LICENSEE, in an irrevocable manner; and shall give up the right to demand from AURORA any of the portions, and the 1st LICENSEE is authorized to sign a discharge in its favour.

4.5 The 1st LICENSEE hereby declares and guarantees that the amounts it is owed by AURORA by virtue of this instrument correspond to all and any payment which it is entitled to by way of rent for the occupation of the area, indemnity for possible damages caused, or participation in the results of the mining, based on articles 11, paragraph 2, 27 and 59 of Decree law no. 227/67 (Mining Code).

I.     TEMPORARY SUSPENSION

5. If for any reason being its control, including, but not limited to, the invasion of "Garimpo Ouro Mil" by third parties and impossibility of access to same due to resistance of its proprietors and/or occupants, AURORA is obstructed from executing mineral research works therein, it shall have the right to suspend work for the period of time which the obstruction lasts.

6. Should this occur, AURORA shall immediately: (i) notify the facts to LICENSEES and (ii) adopt, if the nature of the circumstance so allow and with the cooperation of the LICENSEES, including the provisions of item 3 above, all measures within its reach to overcome such obstruction and resume work.

7. During the period of suspension of works, the deadlines for conclusion of the Assessment and for payment of the installments of the price referred to in clauses 4(c) to 4(e) shall be extended by a period equal to the suspension.

II.     COMPATIBILITY BETWEEN SURVEY WORKS AND MINING WORKS

8. During the geological assessment stage of the "Garimpo Ouro Mil" referred to in Chapter I above, the LICENSEES may develop mining works therein, provided such mining work does not


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interfere with the survey activities by AURORA and there is no increase in the production fronts (volume of gold recovered) previously developed and, further:

a) its object is exclusively extractable gold; gold panning, prospecting and collecting.
b) it is limited to open sky works or to galleries with grinding work ramp;
c) it is limited to a depth not exceeding 50 (fifty) meters of the surface quota;
d) does not employ more workers than those involved to date.

I.     THE IMPROVEMENT OF THE MINERAL RIGHTS

9. The parties are aware that part of the mineral rights held by the LICENSEES to pursue what is stipulated in this instrument, may be converted into survey license, that is, they will be the object of requests for survey license, and the requests for mining permission on the "Garimpo Ouro Mil" as listed in item A above may be extinct or discontinued.

10. It is the undertaking of all parties that, jointly, they will work to obtain as soon as possible:

a. The issue of environmental licences and the proper assignment of mining permissions for conversion into survey licenses, issue of survey licenses, for "Garimpo Ouro Mil" for the areas object of the requests still under examination by DNPM;

b. The proper transformation of the requests for mining permission already assigned and those to be assigned into authorization for mineral survey, according to current legislation.

11. For the purposes contained in clause 10 above, the LICENSEES shall give representation powers to AURORA and its lawyer, in the form of annex C1, 2 and 3, before DNPM and the environmental agency of the state of Para, which commits not to object, and to facilitate regarding the transfer, conversion, assent, regarding said mineral rights, and the survey work done by and for AURORA or by and for whomever it indicates, without any onus.

12. The expenses incurred for the purposes of this Chapter IV, including, among other things, obtaining environmental licences, payment of taxes and fess, shall be for AURORA's account.

I.     ANTECIPATED RESCISSION OF THE AGREEMENT

13. AURORA shall have the right, with a notice addressed to the LICENSEES, to denounce this Agreement and consider it terminated in all or in part, if:

a) The survey licence and the Requests for Mining Permission (PLG's) are not granted or if the conversion of said PLG's into survey authorization(s) are denied by the DNPM;
b) The DNPM refuses to approve the assignment, in its favour, of the mineral rights referred to in Chapter I above;
c) At its exclusive discretion, the results of the geological assessment, even if partial, indicate the inexistence or insufficiency of gold reserves for economical industrial use.


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13.1 Occurring either of the situations above, the agreement shall be immediately deemed rescinded, and the parties shall be free from the undertakings yet to be due, which both parties reciprocally hereby undertook, and none of the party is entitled to any indemnity or compensation of any nature by virtue of the resulting rescission.

13.2 Still in those situations, AURORA:

a) shall not claim reimbursement of any amounts previously paid to the LICENSEES or spent in the course of its survey works;
b) shall be dispensed from effecting any payment still to be due,
c) Shall withdraw from the surface areas of "Garimpo Ouro Mil", returning the mineral rights granted in the state they are back to the LICENSEES;
d) Shall, within 30 (thirty) days from the date of notice of rescission and independently of any payment, supply to the LICENSEES the technical information generated in the course of its survey works.

I.     THE RETURN OF THE MINERAL RIGHTS

14. At any time during the assessment period, if the results of the assessment are unfavourable, and the measures referred to in Chapter I above are unsuccessful, AURORA may notify the LICENSEES for them to receive back the rights to the mining permission referred to herein. In case the LICENSEES, after 60 days from the notification, have not done so, that is, have not provided the required documentation in this regard, AURORA may dispose of those rights as it deems fit, giving them up or assigning to third parties.

II.     OTHER OBLIGATIONS

15. As provided for in this agreement, the LICENSEES are obliged to, besides other obligations undertaken with AURORA:

a) Care for the proper handling of the Mining Permissions and comply adequately and in due time with all the requirements which are requested by the competent authorities regarding the assignment of Permissions, obtaining survey licenses and/or mining resolutions;
b) Execute the mining works in strict obedience to the pertinent legal and regulating norms, observing the limitations covered in Chapter III above;
c) Adopt all measures within its reach to guarantee that AURORA may execute its mineral survey by avoiding or stopping the invasion of "Garimpo Ouro Mil" by third parties;
d) Supply to AURORA, whenever requested, geological data and information regarding "Garimpo Ouro Mil", which have been obtained in the course of the mining works.

16. As provided for in this agreement, AURORA is obliged to, besides other obligations undertaken with the LICENSEES:

a) Follow up with the DNPM all processes listed in item A, from the date when the survey requests and/or assignments, and/or conversions of the mining permissions into survey authorizations were submitted;


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b) Care for the proper handling of the requests referred to in item (a) above and comply, if necessary, with the cooperation of the LICENSEES, all the requirements which are requested by the competent authorities regarding the assignment of the survey authorization(s);
c) Effect full payment (i) of all expenses necessary to obtain the environmental licenses required for the assignment of the survey authorization(s) referred to in clause 10 above, and (ii) all taxes and fees necessary for the assignment of such survey authorization(s);
d) Executive mineral survey works in strict compliance with the pertinent legal norms;

VIII.     GENERAL CONDITIONS

17. IRREVOCABILITY - Except as provided for in clause 13 above, this agreement is signed in an irrevocable manner, and the LICENSEES are obliged not to alienate or promise to alienate, in any way or form, not to burden nor abandon the mineral rights object of this agreement.

18. ASSIGNMENT AND TRANSFER - The LICENSEES hereby agree and have nothing to oppose that the rights hereby conferred to AURORA in this agreement may in part or in whole be transferred, assigned, alienated, sold to third parties at the exclusive discretion of AURORA, which may also associate with others for the compliance of this agreement, however, AURORA, in case of assignment, alienation, sale and or total transfer of the rights hereby conferred, shall include a clause in this regard, and notify the LICENSEES of its decision.

19. CONFIDENTIALITY - Except if required by law or by Stock Exchange regulation, the parties shall maintain strict confidentiality of the terms and conditions of this agreement and shall not disclose to third parties, in any form, oral or written, information regarding the mining or survey works, or their results, without the prior consent in writing of the other non-disclosing party. Each party shall demand from its representatives, employees, consultants and service providers identical confidentiality agreement.

20. COMMUNICATIONS/CITATIONS - All communications and notices transmitted under the terms of this agreement are to be made in writing and delivered personally or transmitted by cable to the addresses indicated below, or to any other place that each of the party indicates, in the form indicated in this clause. For the purpose of citation or even notification, it is expressly agreed hereby that the LICENSEES may be cited and notified in reciprocal representation, considering all as attorneys of the other, and as such the present clause is an irrevocable instrument, without possibility of revocation until all the rights hereby established are extinguished.

To the Licensees:
Address: Rua Bruno Juarez Correa 18a., no. 680, Bairro Bela Vista, Itaituba, PA, CEP 68180-000.
Contact: Ruy Barbosa de Mendonca

To Aurora:
Address: Av. das Americas, no. 700, bl. 8, lja. 215-A, Barra da Tijuca, Rio de Janeiro, RJ, CEP 22640-100.
Contact: Luis Mauricio Azevedo


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21. AMENDMENTS - Any amendment to this agreement shall be made in writing and signed by the parties hereby represented.

22. ARBITRATION - The partners elect the Main Court of the city of Rio de Janeiro, State of Rio de Janeiro, to resolve any doubts deriving from this agreement which can not be resolved amicably.
IN WITNESS WHEREOF, the parties execute this instrument in 3 (three) counterparts of identical tenor and form, in the presence of two witnesses who also subscribe this instrument.
Belem, January 20, 2006

(Signed)
RUY BARBOSA DE MENDONCA
(Signed)
IVAM SOUSA BARBOSA
Pp Ruy Barbosa de Mendonca
(Signed)
PAULO RODRIGUES PENHA
Pp Ruy Barbosa de Mendonca
(Signed)
RUTH DE LIMA FERNANDES
Pp Ruy Barbosa de Mendon a
(Signed)
Pp CIDINES DA SILVA BATISTA

(Signed)
AURORA GOLD MINERACAO LTDA.

Witnesses:     1) (Signed) CPF 657.415.497-30
               2) (Signed) CPF 969.133.127-68

Seal and stamp of Notary Public signed in Itaituba on 25JAN06 authenticating the signature of Ruy Barbosa de Mendonca.


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